Exhibit 10.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

WARRANT

Date: December 4, 2015

FOR VALUE RECEIVED, Jay S. Walker ("JSW"), hereby grants to Walker Innovation Inc., a Delaware corporation (the "Holder"), this Warrant entitling the Holder to purchase from JSW, subject to the terms and conditions set forth herein, 16,400,000 Class A Common Shares of Flexible Travel Company, LLC, a Delaware limited liability company (the “Issuer”), proportionately adjusted as set forth below as necessary to reflect any reorganization, recapitalization, merger, consolidation, stock split, reclassification of Shares, stock dividend, or other transaction impacting the Issuer’s capital structure (the “Warrant Shares”). The purchase price shall be $ 0.06 per share, which amount is determined to be equal to the fair market value of the Class A Common Shares as of the date hereof, adjusted as necessary to reflect any reorganization, recapitalization, merger, consolidation, stock split, reclassification of Shares, stock dividend, distribution of assets or other transaction impacting the Issuer’s capital structure (the "Exercise Price"). Upon each adjustment of the Exercise Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. The parties hereto agree and acknowledge that JSW has issued this Warrant to the Holder on arm’s length terms. Certain capitalized terms not defined herein are used as defined in the Limited Liability Company Agreement of the Issuer (the “Operating Agreement”).

1.                  Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

"Aggregate Exercise Price" means the product of (a) the number of Warrant Shares being exercised pursuant to Section 3, multiplied by (b) the Exercise Price in effect as of the Exercise Date.

"Business Day" means any day, except a Saturday, Sunday, or legal holiday on which banking institutions in the city of New York, New York are authorized or obligated by law or executive order to close.

"Class A Common Shares" means the Class A Common Shares of the Issuer representing membership interests in the Issuer and any other securities into which or for which any of such Class A Common Shares may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise, whether issued by the Issuer or another party to any such reorganization, merger, sale of assets or other transaction (any such party, a “Successor Issuer”).

"Exercise Date" means the date on which the conditions for exercising this Warrant set forth in Section 3 have been satisfied.

"Original Issue Date" means December 4, 2015.

"Person" means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Purchaser” means either the Holder or Transferee, as the case may be, that exercises this Warrant pursuant to Section 3(a).

"Warrant" means this Warrant agreement by and among the Issuer, JSW, and the Holder.

2.                  Term of Warrant. Subject to the terms and conditions herein, this Warrant shall be exercisable with respect to the Warrant Shares, in whole or in part, commencing on the Original Issue Date and continuing for a period of ten (10) years thereafter (the "Exercise Period").

3.                  Exercise of Warrant.

(a)                Exercise Procedure. This Warrant may be exercised in whole or in part by the Holder or Transferee, as the case may be (the party exercising this Warrant being the “Purchaser”). Any partial exercise of this Warrant shall be permitted only in increments of ten percent (10%) of the total number of Warrant Shares subject to this Warrant. The Purchaser can exercise this Warrant on any Business Day during the Exercise Period, upon:

(i)                       providing written Notice of Exercise to JSW in the form attached hereto as Exhibit A (the "Notice of Exercise"); and

(ii)                     making full payment of the Aggregate Exercise Price to JSW by issuance of a note payable to the order of JSW bearing interest equal to LIBOR plus one percent (1%) and a maturity date at the earlier of the six-month anniversary of the Exercise Date or upon the Purchaser’s monetization of the Warrant Shares so acquired, by delivery of a certified or official bank check payable to the order of JSW or by wire transfer of immediately available funds to an account designated in writing by JSW.

(b)               Admission as Shareholder. Upon receipt by JSW of the Aggregate Exercise Price, the Warrant Shares reflected in the Notice of Exercise shall be deemed to have been sold to the Purchaser. The Purchaser shall be an Assignee, as defined in the Operating Agreement, of the Class A Common Shares acquired under this Warrant until such Purchaser satisfies all requirements to be admitted as a Substitute Shareholder of the Issuer as specified in the Operating Agreement. Notwithstanding anything to the contrary in this Warrant or the Operating Agreement, JSW shall retain all voting rights attributable to the Warrant Shares sold to the Purchaser under this Warrant unless and until the Issuer undergoes an IPO as defined in the Operating Agreement or Holder transfers such Warrant Shares to a Person unaffiliated with JSW or Holder. As soon as practicable after the exercise of this Warrant and at the Issuer’s expense, the Issuer will cause the admission of the Purchaser as a Substitute Shareholder, and to be issued and delivered to the Purchaser, Schedule I of the Operating Agreement reflecting the admission of the Purchaser as a Shareholder of the Issuer with respect to the Class A Common Shares acquired under this Warrant.

4.                  Representations and Warranties of JSW, Issuer and Holder.

(a)                JSW, by executing this Warrant, represents to the Holder:

(i)                       as of the date hereof, JSW has the requisite power and authority to execute, deliver, and perform this Warrant and to consummate the transactions contemplated herein.

(ii)                     as of the date hereof, all Warrant Shares are held by JSW free and clear of all liens, claims, encumbrances or charges.

(iii)                   throughout the Exercise Period, JSW shall hold a sufficient number of Class A Common Shares to fully perform its obligations under this Warrant and shall timely notify the Holder prior to (x) any sale by JSW of Class A Common Shares in such a manner as to enable the Holder to exercise this Warrant and participate in any tag along rights provided under the Operating Agreement, or (y) any registration of Shares as to enable the Holder to exercise this Warrant and participate in any registration rights provided under the Operating Agreement.

(b)               The Issuer, by executing this Warrant, represents to JSW and the Holder as follows:

(i)                       as of the date hereof, all Warrant Shares are validly issued by the Issuer, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any Shareholder of the Issuer, and free and clear of all taxes, liens and charges.

(ii)                     upon the exercise of this Warrant, the Issuer shall take all such actions as may be necessary to ensure that the Warrant Shares are issued promptly and without violation by the Issuer of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which such Warrant Shares may be listed at the time of such exercise.

(iii)                   throughout the Exercise Period, the Issuer shall not, by amendment of its Operating Agreement, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, (x) materially adversely impact the economic interests of Holder represented hereby, or (y) avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant.

(iv)                   as of the date hereof, the Issuer has authorized sixty seven million five hundred thousand (67,500,000) Class A Common Shares, seventeen million five hundred thousand (17,500,000) Class B Common Shares, and fifteen million (15,000,000) Class C Common Shares, of which sixty seven million five hundred thousand (67,500,000) Class A Common Shares are outstanding.

(c)                The Holder, by executing this Warrant, represents to JSW and the Issuer, as of the date hereof, as follows:

(i)                       Holder has the requisite power and authority to execute, deliver, and perform this Warrant and to consummate the transactions contemplated herein. Any exercise of this Warrant will be duly and validly authorized by all necessary action on the part of Holder, its shareholders and directors.

(ii)                     Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are "restricted securities" under the federal securities laws inasmuch as they are being acquired from JSW in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

(iii)                   Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from JSW regarding the terms and conditions of the offering of this Warrant, and has had the opportunity to ask questions and receive answers from the Issuer about the business, properties, prospects and financial condition of the Issuer.

(iv)                   Holder is not acquiring this Warrant or the Warrant Shares from JSW with a view to realizing any benefits under United States federal income tax laws, and no representations have been made to the Holder that any such benefits will be available as a result of the acquisition, ownership or disposition of the Warrant Shares.

(v)                     No representation or warranty by Holder contained in this Warrant contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such statements, in light of the circumstances under which they were or will be made, not misleading.

5.                  Securities Law Matters.

(a)                Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares acquired pursuant to this Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Act”). Holder acknowledges that this Warrant and all Warrant Shares issued upon exercise of this Warrant will be uncertificated, except as provided herein.

(b)               Holder is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares.

6.                  Transferability. The Holder may Transfer this Warrant in full, or in partial increments of 10% of the total number of Warrant Shares subject to this Warrant, including all of the Holder’s rights herein, subject terms and conditions governing transferability of the Class A Common Shares in the Operating Agreement, including, but not limited to, the Board’s consent to such Transfer. Any purported partial Transfer of this Warrant, including a Transfer of less than all of the Holder’s rights herein, shall be null and void unless permitted by the preceding sentence. Any Person that acquires this Warrant from the Holder pursuant to this Section 6 (the “Transferee”) shall be subject to the terms and conditions herein, and shall be bound to and deemed to have made all representations, warranties, and acknowledgements of the Holder herein and entitled to the benefit of all representations, warranties, and acknowledgements of JSW and the Issuer herein. Upon the exercise of this Warrant, any Warrant Shares acquired by the Purchaser shall be subject to the voting restrictions in Section 3(b) and the restrictions and limitations on transferability as set forth in the Operating Agreement.

7.                  Notices. All notices and other communications which are required or permitted to be given under this Warrant shall be delivered personally or by first class United States mail, electronic mail (with delivery confirmation required by sender’s electronic mail account), facsimile transmission (with confirmation of receipt of transmission from sender’s equipment) or other similar form of rapid transmission. Each notice or other communication shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation. Notice sent by United States mail shall be addressed to the party to be notified as follows:

If to JSW at:	Jay S.Walker Two High Ridge Park Stamford, CT 06905
with a copy to:	Paul Hastings LLP 75 East 55th Street New York, NY 10022 Attn: Andrew Short Tel: (212) 318-6018 Fax: (212) 319-4090 Email: andrewshort@paulhastings.com
If to the Holder at:	Walker Innovation, Inc. 2 High Ridge Park Stamford, Connecticut 06905 Attn: Chief Executive Officer
If to the Issuer at:	Flexible Travel Company, LLC 2 High Ridge Park Stamford, Connecticut 06905 Attention: Jay S. Walker, Chairman

with a copy to:	Paul Hastings LLP 75 East 55th Street New York, NY 10022 Attn: Andrew Short Tel: (212) 318-6018 Fax: (212) 319-4090 Email: andrewshort@paulhastings.com

8.                  Cumulative Remedies. The rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

9.                  Entire Agreement. This Warrant constitutes the sole and entire agreement of the parties hereto, including any Transferee, with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

10.              Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure only to the benefit of the parties hereto and any Transferee or Successor Issuer.

11.              No Third-Party Beneficiaries. This Warrant is for the sole benefit of the parties hereto and any Transferee and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

12.              Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

13.              Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Issuer, JSW or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

14.              Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

15.              Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. (a) This Warrant will be interpreted and the rights of the parties hereto determined in accordance with the laws of the United States applicable thereto and the internal laws of the state of Delaware applicable to an agreement executed, delivered, and performed therein without giving effect to the choice-of-law rules thereof or any other principle that could require the application of the substantive law of any other jurisdiction, and (b) each party hereby irrevocably consents to the exclusive jurisdiction of the courts of the state of Delaware, sitting in Wilmington, Delaware and having proper subject matter jurisdiction, or the federal district court for the district of Delaware, for all purposes in connection with any action or proceeding relating to this agreement or any transaction contemplated by this agreement (collectively, “Proceedings”). Each party hereto acknowledges that it has freely agreed that (i) all Proceedings will be heard in accordance with this Section 15: (ii) the agreement to choose courts located in Wilmington, Delaware to hear all Proceedings in accordance with this Section 15 is reasonable and will not place such party at a disadvantage or otherwise deny it its day in court; (iii) it is a knowledgeable, informed, sophisticated Person capable of understanding and evaluating the provisions set forth in this Warrant, including this Section 15; and (iv) it has been represented by such counsel and other advisors of its choosing, if any, as such party has deemed appropriate in connection with the decision to enter into this agreement, including this Section 15. Each of the parties to this Warrant hereby knowingly, voluntarily, and intentionally waives any rights it may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Warrant or any other documents entered into in connection herewith, or any course of conduct, course of dealing or statements (whether verbal or written), of the parties hereto.

16.              Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

17.              No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

18.              Lost, Stolen or Destroyed Warrants. Upon receipt by the Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and security reasonably satisfactory to it, the Issuer shall execute and deliver a new warrant of like tenor as the Warrant so lost, stolen, destroyed or mutilated.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each party has duly executed this Warrant on the Original Issue Date.

/s/ Jay S. Walker

Jay S. Walker

Walker Innovation Inc.

By:  /s/ Jonathan Ellenthal

Name: Jonathan Ellenthal
Title: Vice Chairman and Chief Executive Officer

Flexible Travel Company, LLC

By: JSW Partners, LLC, Sole Member

By:  /s/ Jay S. Walker

Name: Jay S. Walker

Title: Manager

EXHIBIT A

NOTICE OF EXERCISE

To:

Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for the purchase of ______________ Class A Common Shares covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant. This subscription shall be effective on the date JSW has received this Notice of Exercise and the other items required under the Warrant.

Signature _____________________________ Address ______________________________